                                                                   EXHIBIT  10.5

                          MEMO OF UNDERSTANDING (MOU)
                   FIRST CLAIM AND WARRANT PURCHASE AGREEMENT

        This First Claim and Warrant Purchase Agreement (the "Agreement") is made and entered into as of the 7th day of August, 1996 by and between U.S. Medical Instruments, Inc., a California corporation (the "Company") and Robert Siegel ("First Claim Holder").

                                    RECITALS

        A. Robert Siegel is a shareholder of the Company.

        B. Robert Siegel has agreed to pledge certain assets to help the Company secure a line of credit of up to $5,000,000, and in consideration therefore, the Company has agreed to grant a warrant for the exercise of 223,000 shares of Common Stock of the Company to Mr. Siegel.

        In consideration of the mutual promises contained herein, the parties hereto agree as follows:

        1. SECURED FIRST CLAIM. The parties hereby agree that Siegel shall pledge certain assets as collateral as consideration to help the Company secure a line of credit of up to $5,000,000. Immediately after the execution of the Agreement the Company shall issue a Secured First Claim pursuant to the terms in the form attached as Exhibit A. In addition, at such time, the Company shall grant to Mr. Siegel a one-time warrant for the purchase of 223,000 shares of the Company's Common Stock at an exercise price of $8.00 per share in the form attached as Exhibit C. The warrant shall terminate five years from the date of grant.

        2. MISCELLANEOUS. This Agreement may only be amended, waived, discharged or terminated by means of an agreement in writing signed by the Company and Robert Siegel. This Agreement represents the entire agreement between the Company and Mr. Siegel and supersedes all prior agreements and understandings. This Agreement shall bind and benefit the successors, assigns, heirs, executors and administrators of the parties (including, without limitation, any successor to the Company). The rights and obligations of Mr. Siegel under this Agreement may not be assigned without the written consent of the Company, which shall not be unreasonably withheld. This Agreement shall be governed in all respects by the laws of the State of California. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        3. RELEASE OF COLLATERAL.

                A. The Company will release all pledged collateral at the earlier of: the consummation of a sale or merger, an initial public offering, private sale of equity ill excess of $5,000,000 or any debt offering in excess of $5,000,000. If on December 15, 1996, the Company still owes a Claim under this First Claim, the Company shall release the First Claim Holder's collateral in full on that date. Upon such release, the First Claim Holder will release the First Claim against all Company pledged assets simultaneously.

                B. All Claims due under this First Claim may be prepaid at the time of merger/consolidation or the replacement of senior indebtedness. The Company shall grant the First Claim holder a one time warrant to purchase 223,000 shares of Common Stock at a price of $8.00 per share.
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        4. SECURITY. This First Claim shall be secured pursuant to the terms of a Security Agreement of even date herewith executed by First Claim Holder and the Company attached hereto as Exhibit A (the "First Claim Agreement"). Additional rights of the holder of this First Claim are set forth in the First Claim Agreement.

        5. ADJUSTMENTS AND OTHER PROVISIONS.

        5.1 ADJUSTMENTS FOR DIVIDENDS, COMBINATIONS, CONSOLIDATIONS, OR SUBDIVISIONS. In the event (a) the holders of outstanding shares of the Company's Common Stock shall receive, or become entitled to receive, without payment therefor, other or additional Common Stock of the Company or (b) the outstanding shares of the Company's Common Stock shall be combined, consolidated or subdivided, by reclassification, exchange, substitution or otherwise, into a lesser (or greater) number of shares of Common Stock, the number of shares of Common Stock into which the attached Warrant Agreement Exhibit C will be convertible immediately prior to such dividend, combination, consolidation or subdivision will, concurrently with the effectiveness of such dividend, combination, consolidation or subdivision, be proportionately adjusted.

        5.2 NO IMPAIRMENT. Except and to the extent waived or consented to by the Holder, the Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Agreement and in taking of all such actions as may be necessary or appropriate in order to protect the rights of the First Claim Holder against impairment.

        5.3 NOTICES OF RECORD DATE. Until the close of business on the earlier of the three year Maturity Date or the date of the release of this First Claim, if the Company fixes a record date for the purpose of determining the holders of any class or series of securities who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company will mail to the First Claim Holder, at least ten (10) days prior to such record date a notice specifying the record date and the matter pursuant to which such record date has been set.

        6. ACCELERATION. Unless otherwise prohibited by law, if the Company fails to meet any covenanted payment when due or upon the occurrence of any event of default as defined in the Agreement, the holder of this First Claim shall have the option, upon demand or notice, to declare the entire First Claim, together with all interest accrued thereon, to be immediately due and payable.

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
        7. INDEMNIFICATION. The Company agrees to indemnify Siegel for any and all tax liabilities that result from the grant of this warrant. The Company also agrees to pay up to two-thirds of the total taxes not to exceed a maximum tax bracket of forty eight percent (48%) of the Three Hundred Fifty Five Thousand Four Hundred Twenty Four Dollars and Ninety Nine Cents ($355,424.99) that will be taxable upon the pledge of the collateral herein agreed to.

        $355,424.99 X 48%        = $170,604.00

        $170,604.00 /2/3         = $113,736.00

The Company agrees to pay $113,736.00 on or before September 30, 1996. In the event that the Company's two-thirds portion of the realized taxation is less than the $113,736 agreed to, Siegel agrees to reimburse the Company of the difference within thirty days of realizing such an event. This provision represents the entire indemnification of Siegel relating to this Agreement.

        8. SECOND CLAIM. At the Company's discretion the Company may pledge a second claim or position in the Company's assets secured by Siegel.

        9. GENERAL PROVISIONS. This First Claim shall be governed by and construed in accordance with the laws of the State of California. The Company hereby waives presentment for payment, protest and demand, notice of protest, demand and dishonor and nonpayment of this First Claim.


        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                                          U.S. MEDICAL INSTRUMENTS, INC.

                                          /s/ Matthew S. Mazur
                                          ------------------------------------
                                          By: Matthew S. Mazur
                                          Chairman and Chief Executive Officer


                                          ROBERT SIEGEL

                                          /s/ Robert Siegel
                                          ------------------------------------
                                          By: Robert Siegel



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
                       EXHIBIT A - FIRST CLAIM AGREEMENT

                             FIRST CLAIM AGREEMENT

        THIS FIRST CLAIM AGREEMENT (the "Agreement") is entered into by and between U.S. Medical Instruments, Inc., a California corporation (the "Company") and Robert Siegel (the "Secured First Claim Party") as of August 7th, 1996.

                                   RECITALS.

        A. Robert Siegel has agreed on behalf of the Company to pledge certain assets to help enable the Company to secure a line of credit.

        B. As consideration for Mr. Siegel making this pledge of certain assets, the Company has agreed to issue Mr. Siegel a First Claim Security Interest in the amount equal to the pledged collateral by Mr. Siegel.

                In consideration of the mutual promises contained herein, and as an inducement to the Company to release the collateral reflected by the First Claim (as defined below), the parties agree as follows:

        1. CREATION OF A SECURITY INTEREST. As security for the pledge of certain assets due under the Secured First Claim of the Company of even date herewith (the "First Claim") when and as due, the Company hereby grants the Secured First Claim Party a security interest in the collateral described in
Section 2 below (the "Collateral"). The security interest granted hereby shall be and remain a first claim and prior security interest in all of the Collateral herein-mentioned.

        2. COLLATERAL.

        The Collateral that is subject to the security interest created hereby consists of patents and plastic injection molds as described in attached EXHIBIT B1.

        3. COMPANY'S OBLIGATIONS. The Company will release to the First Claim Party all collateral due and owing to the First Claim Party in respect of the First Claim in accordance with the terms of same, when and as the same become due.

        4. DEFAULT. The following shall be defined as events of default under this First Claim Agreement;

                (a) If the Company has not released all of Siegel pledged assets on or before December 15, 1996.

                (b) The Company shall have ten (10) days to remedy any breach of this contract.



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
        5. RIGHTS OF FIRST CLAIM PARTY.

                (a) Upon the occurrence of any event of default, the First Claim Party shall be entitled to declare the remaining balance on the First Claim immediately due and payable. In addition to the right of acceleration granted herein and in the First Claim, and all other rights of the First Claim Party, the First Claim Party shall be entitled to any and all remedies available under the Uniform Commercial Code in force in he State of California as of the date hereof.

                (b) First Claim Party shall give the Company notice of the time and place of any public sale of the Collateral or of the time on or after which any private sale or other intended disposition is to be consummated, which notice shall be mailed, by first class mail, postage prepaid, to the Company in the manner set forth in Section 8(b) hereof at least ten days prior to the time of such sale or other intended disposition.

                (c) Each purchaser at any sale of the Collateral shall hold the property sold absolutely free from any claim or right on the part of the Company, and the Company hereby waives, to the extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted and, to the extent permitted by law, any right which it may have to demand a hearing or other judicial or administrative proceeding prior to the enforcement by First Claim Party of any of its rights and remedies hereunder. Any public or private sale of the Collateral or any part of it shall be held at such time or times within ordinary business hours and at such place or places as First Claim Party may fix in the notice of sale, and at any such sale the Collateral, or the portion thereof to be sold, may be sold in one lot, as an entirety or in separate parcels, as First Claim Party (in its sole and absolute discretion) may determine. If permitted by law, First Claim Party may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral.

                (d) First Claim Party shall not be obligated to make any sale of the Collateral, or any part of it, if it determines not to do so, regardless, of the fact that notice of sale of the Collateral may have been given. First Claim Party may, without notice or publication, adjourn a public or private sale of the Collateral, or cause the same to be adjourned from time to time by announcement, at the time and place fixed for sale, and such sale may, without further notice be made at the time and place to which the same was so adjourned.

        6. APPLICATION OF PROCEEDS. All proceeds of any sale of the Collateral by First Claim Party pursuant to section 5 shall be applied as follows:

                First, to the payment of all fees and expenses incurred by First Claim Party in connection with any such sale, including, but not limited to, the expenses of taking, advertising, processing, preparing and storing the Collateral to be sold, all court costs and reasonable fees of counsel for First Claim Party in connection therewith;

                Second, the amounts due to the lending institution due to any outstanding balances associated with the line of credit;

                Third, to the Company.

        7. FURTHER ASSURANCES. At the request of the First Claim Party, the Company will promptly make, execute, deliver, record, register or file all such financing statement (including UCC-1's), continuation statements and amendments thereto, and other instruments, acts, pledges,

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
assignments and transfers (or cause the same to be done) and will deliver to the First Claim Party such instruments constituting or evidencing items of the Collateral as may be requested by the First Claim Party to better assure it with respect to the security interests granted pursuant to this Agreement. The Company will cause all security instruments, notices and financing statements to be duly registered, recorded and filed and to be duly re-registered, re-recorded and refiled at the time and in the places now or hereafter required by all applicable laws for the proper maintenance of the validity and priority of the security interests and liens given as described above, and will pay all fees, charges, or taxes imposed with respect to any such registration, recording or filing.

        8. TERMINATION. Upon complete payment of all amounts due under the First Claim, this Agreement shall terminate and First Claim Party shall cooperate with Company and its counsel to promptly make, execute, deliver, record, register or file a UCC-2 removing any liens on the Collateral.

        9. MISCELLANEOUS.

                (a) Neither this Agreement, nor any term hereof, may be amended, waived, discharged or terminated except by means of an agreement in writing signed by the Company and the First Claim Party.

                (b) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed by first- class mail, postage prepaid, to the parties at the addresses set forth below (or such other address as shall be given in writing by either party to the others).

                (c) This First Claim Agreement shall bind and inure to the benefit of the parties their legal representatives, successors and assigns.

                (d) This First Claim Agreement and its performance shall be governed by the laws of the State of California.

                (e) This First Claim Agreement may be executed in counterparts, all of which taken together shall constitute on and the same instrument by signing any such counterpart.

                (f) This First Claim Agreement and the security interest created hereby are for the sole and exclusive benefit of the First Claim Party and its assignees and shall not operate to the benefit of any other third party.

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                IN WITNESS WHEREOF, the parties hereto have executed this
Agreement effective as of the date first above written.

The Company:                  U.S.. MEDICAL INSTRUMENTS., INC.
                                       Address 16825 Via del Campo Court
                                               San Diego, CA 92127

                                       By:  /s/ Matthew S. Mazur
                                            ------------------------------------
                                            Matthew S. Mazur
                                            Chairman and Chief Executive Officer



First Claim Party:                          ROBERT SIEGEL
                                       Address: 503 Vista Bella
                                                Suite #9
                                                Oceanside, CA 92057

                                       By: /s/ Robert Siegel
                                           -------------------------------------
                                           Robert Siegel


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
                            EXHIBIT B1 - COLLATERAL

PATENTS
U.S. Patent No. 4,710,170        Haber et al.     Dec. 1, 1987  Anti-Needle Strike Syringe
U.S. Patent No. 5,205,824        Mazur            Apr.27, 1993  Retractable Syringe W/Closed
                                                        Barrel
U.S. Patent No. 5,308,329        Mazur            May 3, 1994  Retractable Syringe W/Closed
                                                        Barrel

INJECTION MOLDS
3 Cavity Family                  1991
1 Cavity Plunder                 1991
1 Cavity 2-Lobe                  1991/92          5cc
4 Cavity C-Clip                  1991/92          5cc
4 Cavity Plunger                 1992/93          5cc
4 Cavity Needle Carrier          1992/93          5cc
8 Cavity Barrel                  1992/93          5cc

48 Cavity C-Clip                 1994             3cc
32 Cavity Barrel                 1994             3cc
32 Cavity Plunger                1994             3cc
16 Cavity Needle Carrier         1994             3cc
16 Cavity Needle Carrier         1994             3cc
48 Cavity Seal                   1994             3cc
48 Cavity 2-Lobe                 1994             3cc

8 Cavity Barrel                  1994             10cc
8 Cavity Needle Carrier          1994             5cc
8 Cavity Needle Carrier          1994             10cc

8 Cavity Plunger                 1994             10cc
6 Cavity C-Clip                  1994             10cc
6 Cavity 2-Lobe                  1994             10cc
4 Cavity 2-Lobe                  1994             1cc

56 Cavity 0-Ring                 1995             10cc
8 Cavity Plunger                 1995             10cc
25 Cavity 0-Ring                 1995             1cc
4 Cavity Barrel                  1995             1cc



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